Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated February 28, 2008, with respect to the consolidated financial statements of Unisys Corporation included in the 2007 Annual Report to Stockholders of Unisys Corporation.

Our audits also included the financial statement schedule for the years ended December 31, 2007 and 2006 of Unisys Corporation listed in Item 15(a). This schedule is the responsibility of Unisys Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 28, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51887) pertaining to the 1990 Unisys Long-Term Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-73399) pertaining to the Deferred Compensation Plan for Executives of Unisys Corporation;

(3)	Registration Statement (Form S-4 No. 333-74745) of Unisys Corporation;

(4)	Registration Statement (Form S-8 No. 333-87409) pertaining to PulsePoint Communications 1983 Stock Option Plan, the Stock Option Plan for Independent Directors of Digital Sound Corporation and Tech Hackers, Inc. 1997 Equity Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-40012) pertaining to the Director Stock Unit Plan;

(6)	Registration Statement (Form S-8 No. 333-56036) pertaining to the Global Employee Stock Purchase Plan;

(7)	Registration Statement (Form S-3 No. 333-85650) of Unisys Corporation, Unisys Capital Trust I, Unisys Capital Trust II;

(8)	Registration Statement (Form S-8 No. 333-103324) pertaining to the Unisys Corporation 2002 Stock Option Plan;

(9)	Registration Statement (Form S-8 No. 333-107338) pertaining to the Employee Stock Purchase Plan;

(10)	Registration Statement (Form S-8 No. 333-114718) pertaining to the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan;

(11)	Registration Statement (Form S-8 No. 333-145429) pertaining to the Unisys Corporation 2007 Long-Term Incentive and Equity Compensation Plan;

(12)	Registration Statement (Form S-8 No. 333-155733) pertaining to the Unisys Savings Plan;

(13)	Registration Statement (Form S-3 No. 333-155735) of Unisys Corporation; and

(14)	Registration Statement (Form S-8 No. 333-156569) pertaining to the Unisys Savings Plan;

of our report dated February 28, 2008, with respect to the consolidated financial statements of Unisys Corporation incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule for the years ended December 31, 2007 and 2006 of Unisys Corporation included in the Annual Report (Form 10-K) of Unisys Corporation for the year ended December 31, 2008.

Philadelphia, Pennsylvania

March 2, 2009